UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2019 (August 17, 2019)

Arbutus Biopharma Corporation
(Exact name of registrant as specified in charter)

British Columbia, Canada	001-34949	98-0597776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Veterans Circle Warminster, Pennsylvania	18974
(Address of principal executive offices)	(Zip Code)

(267) 469-0914
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	ABUS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2019, the Board of Directors (the “Board”) of Arbutus Biopharma Corporation (the “Company”) (a) increased the size of the Board by one member such that the Board will thereafter consist of eight directors and (b) appointed Andrew Cheng, M.D., Ph.D. to the Board to fill the vacancy for the newly created directorship resulting from the increase in the number of directors, to serve until the Company’s 2020 annual general meeting of shareholders and until his successor is duly appointed and qualified, or until his earlier death, resignation or removal. The Board also appointed Dr. Cheng to be a member of the Executive Compensation and Human Resources Committee of the Board (the “Compensation Committee”).
Dr. Cheng’s cash compensation will be consistent with the cash compensation provided to all of the Company’s non-employee directors. Under the Company’s current non-employee director compensation policy, Dr. Cheng will receive an annual cash retainer of $40,000 for general availability and participation in meetings and conference calls of the Board. Dr. Cheng will receive an additional annual retainer of $5,000 for his service as a member of the Compensation Committee. Dr. Cheng was granted an option to acquire 60,000 common shares of the Company, with such option vesting one-third each year on the annual anniversary date of the grant subject to Dr. Cheng’s continued service on the Board. The options are exercisable for 10 years from the date of grant, at a price equal to $1.50 per share, which was the closing price of the Company’s common shares on the Nasdaq Stock Market on August 16, 2019, the trading day immediately preceding the date of the grant. The option will also be subject to the terms and conditions of the Company’s 2016 Omnibus Share and Incentive Plan, as supplemented, which was filed as Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed with the Securities and Exchange Commission (“SEC”) on August 5, 2019.
The Company also entered into an indemnity agreement with Dr. Cheng in connection with his appointment to the Board. The indemnity agreement is in substantially the same form as the indemnity agreement for the other directors of the Company that was filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on June 18, 2019.
No arrangement or understanding exists between Dr. Cheng and any other person pursuant to which Dr. Cheng was appointed as a director, and there are no transactions with Dr. Cheng which would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbutus Biopharma Corporation

Date: August 20, 2019	By:	/s/ David C. Hastings
	Name:	David C. Hastings
	Title:	Chief Financial Officer